As filed with the Securities and Exchange Commission on May 26, 2010 Registration Statement No. 333-151858

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________

U.S. GEOTHERMAL INC.
(Exact name of Registrant as specified in its charter)

Delaware	4911	84-1472231
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employee Identification
incorporation or organization)	Classification Code Number)	No.)

1505 Tyrell Lane		(208) 424-1027
Boise, Idaho 83706		(Registrant’s telephone number,
(Address of principal executive		including area code)
offices)

Daniel J. Kunz
Chief Executive Officer
1505 Tyrell Lane
Boise, Idaho 83706
(208) 424-1027
(Name, address and telephone number of agent for service)

__________________

Copy to:

Christopher J. Barry
Kimberley R. Anderson
Dorsey & Whitney LLP
701 Fifth Avenue, Suite 6100
Seattle, WA 98104
(206) 903-8800

__________________

Approximate date of commencement of proposed sale to the public: Not applicable. This post-effective amendment deregisters those securities that remain unissued or unsold hereunder as of the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer (Do not check if a smaller reporting company) [ ]	Smaller reporting company [ ]

DEREGISTRATION OF SECURITIES AND TERMINATION OF REGISTRATION STATEMENT

On September 11, 2008, the Securities and Exchange Commission (the “Commission”) declared effective a Registration Statement on Form S-3 (File No. 333-151858) (the “Registration Statement”) of U.S. Geothermal Inc. (the “Registrant”) relating to the offer for resale from time to time of up to 12,924,955 shares of common stock of the Registrant (the “Registered Shares”) by the selling securityholders named in the Registration Statement (the “Selling Securityholders”) pursuant to the plan of distribution set forth therein. On January 29, 2010, the Commission declared effective Post-Effective Amendment No. 1 to Form S-3 on Form S-1 which was filed to convert the original Registration Statement into a Registration Statement on Form S-1. The Registration Statement was supplemented with Prospectus Supplement No. 1 filed with the Commission on February 9, 2010, with Prospectus Supplement No. 2 filed with the Commission on March 11, 2010, with Prospectus Supplement No. 3 filed with the Commission on April 21, 2010, and with Prospectus Supplement No. 4 filed with the Commission on May 25, 2010.

In connection with the original private placement of securities of the Registrant to the Selling Securityholders on April 28, 2008, the Registrant entered into subscription agreements with each of the Selling Securityholders, which included certain registration rights (the “Registration Rights”). A copy of the Registration Rights was filed with the Commission as Schedule “F” to the form of subscription agreement attached as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-34023) filed on May 2, 2008.

The Registrant has determined that it is no longer obligated to maintain the effectiveness of the Registration Statement pursuant to the terms of the Registration Rights. Accordingly, pursuant to the undertaking of the Registrant as required by Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 is being filed to deregister, as of the effective date of this Post-Effective Amendment No. 2, all of the Registered Shares that remain unsold under the Registration Statement as of the date hereof, and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Boise, State of Idaho, on May 26, 2010.

U.S. Geothermal Inc.
(Registrant)

By: /s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

*	Chief Executive Officer, President and Director (Principal Executive Officer)	May 26, 2010
Daniel J. Kunz

*	Chief Financial Officer (Principal Financial and Accounting Officer)	May 26, 2010
Kerry D. Hawkley

*	Chief Operating Officer and Director	May 26, 2010
Douglas J. Glaspey

*	Chairman and Director	May 26, 2010
John H. Walker

*	Director	May 26, 2010
Paul A. Larkin

*	Director	May 26, 2010
Leland R. Mink

*By: Kerry D. Hawkley		May 26, 2010
Kerry D. Hawkley
Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Description
24.1*	Powers of Attorney (included on signature page).

* Previously filed.